LIBERTY VARIABLE INVESTMENT TRUST

             Amended and Restated Establishment and Designation


         The undersigned, being all of the Trustees of Liberty Variable Investment Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article FOURTH, Paragraph B of the Agreement and Declaration of Trust, as amended, dated March 4, 1993 (the "Declaration") of the Trust, do hereby divide the shares of beneficial interest of the Trust, without par value ("Shares"), into twelve separate Series, or Funds, of the Trust, within the meaning of said Article FOURTH, Paragraph B, as follows:

1.       The names of the Funds shall be as follows:

                  Colonial Growth and Income Fund, Variable Series Stein Roe Global Utilities Fund, Variable Series
                  Colonial International Fund for Growth, Variable Series Colonial U.S. Growth & Income Fund, Variable Series Colonial Strategic Income Fund, Variable Series
                  Newport Tiger Fund,  Variable  Series
                  Liberty  All-Star Equity Fund,  Variable  Series
                  Colonial Small Cap Value Fund, Variable Series
                  Colonial High Yield Securities Fund, Variable Series Colonial International Horizons Fund, Variable Series Colonial Global Equity Fund, Variable Series
                  Crabbe Huson Real Estate Investment Fund, Variable Series

         2. Each Fund shall be separate from the other Funds.

         3. Shares of each Fund shall be entitled to all of the rights and preferences accorded to Shares under the Declaration.

         4. The purchase price of Shares of each Fund, the method of determination of the net asset value of each Fund, the price, terms and manner of redemption of Shares of each Fund, and the relative dividend rights of holders of Shares of each Fund shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the currently effective Prospectus and Statement of Additional Information of the Trust relating to Shares of each Fund, as amended from time to time, under the Securities Act of 1933, as amended.


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         IN WITNESS  WHEREOF,  the  undersigned  have signed this instrument and have caused it to be lodged among the records of the Trust this day of June, 1999.

/s/RobertJ. Birnbaum                            /s/Tom Bleasdale
Robert J. Birnbaum                              Tom Bleasdale

/s/John V. Carberry                             /s/Lora S. Collins
John V. Carberry                                Lora S. Collins

/s/James E. Grinnell                            /s/Richard W. Lowry
James E. Grinnell                               Richard W. Lowry

/s/Salvatore Macera                             /s/William E. Mayer
Salvatore Macera                                William E. Mayer

/s/James L. Moody, Jr.                          /s/John J. Neuhauser
James L. Moody, Jr.                             John J. Neuhauser

/s/Thomas E. Stitzel                            /s/Robert L. Sullivan
Thomas E. Stitzel                               Robert L. Sullivan

/s/Anne-Lee Verville
Anne-Lee Verville

         The Declaration of Trust establishing Liberty Variable Investment Trust, dated March 4, 1993, a copy of which is on file with the office of the Secretary of The Commonwealth of Massachusetts, provides that the name of "Liberty Variable Investment Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Liberty Variable Investment Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust, but the trust property only shall be liable.

         Then personally appeared the above-named Trustees and executed the Amended and Restated Establishment and Designation to the Agreement and Declaration of Trust of Liberty Variable Investment Trust as their free act and deed, before me, this June , 1999.

                                                         /s/Mary P. Mahoney
                                                         Mary P. Mahoney
                                                         Notary Public

                                               My Commission Expires: 2/22/2002



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                        LIBERTY VARIABLE INVESTMENT TRUST

         The undersigned, Secretary of Liberty Variable Investment Trust, a Massachusetts business trust (the "Trust"), DO HEREBY CERTIFY that attached hereto is a true and correct copy of an instrument of Amended and Restated Establishment and Designation of the Trust, duly executed by all of the Trustees of the Trust in accordance with provisions of the Declaration of Trust of the Trust.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of June, 1999.

                                 /s/Nancy L. Conlin
                                 Nancy L. Conlin
                                 Secretary

               THE COMMONWEALTH OF MASSACHUSETTS, SUFFOLK COUNTY

                                                            June 18, 1999

         Then personally appeared the above named person, Nancy L. Conlin, known by me to be the Secretary of Liberty Variable Investment Trust, a Massachusetts business trust, who acknowledged the foregoing instrument to be his free act and deed.

                                       Before me:


                                       /s/Mary P. Mahoney
                                       Mary P. Mahoney
                                       Notary Public

My commission expires: 2/22/2002